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                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-05765 of The General Chemical Group Inc. on Form S-8 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of The General Chemical Group Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 27, 1997

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